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                                                                EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Penn Virginia Corporation:

We consent to incorporation by reference in the Registration Statements Nos:
2-67355, 2-77500 and 33-40430, 33-59647, and 33-59651 on Form S-8 of Penn
Virginia Corporation of our report dated February 21, 1996, relating to the consolidated balance sheet of Penn Virginia Corporation and subsidiaries as of December 31, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the two-year period then ended which report appears in the December 31, 1996 annual report on Form 10-K of Penn Virginia Corporation.

Our reports refer to a change in 1995 in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of.


                                        /s/ KPMG PEAT MARWICK LLP
                                        --------------------------
                                        KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
March 26, 1997